Exhibit 99.2

TRIANGLE PETROLEUM ANNOUNCES FIRST QUARTER 2011 EARNINGS AND
CONFERENCE CALL

Denver, Colorado, June 13, 2011 – Triangle Petroleum Corporation (“Triangle” or the “Company”) (NYSE Amex: TPLM) has scheduled the release of its first quarter 2011 financial and operational results for Wednesday, June 15, 2011.

Peter Hill, Chief Executive Officer, and Jonathan Samuels, Chief Financial Officer, of Triangle will host a conference call at 8:30 AM MT (10:30 AM ET) to provide an overview of the results and Triangle’s current position, followed immediately by a question and answer session.

Interested parties may dial-in using the conference call number 877-331-9829. A recording of the conference call will be available through June 22, 2011 at 800-642-1687.

About Triangle:
Founded in 2006, Triangle Petroleum Corporation is an independent oil and gas exploration company that has acquired, or committed to acquire, approximately 72,000 net acres in the Williston Basin targeting the Bakken Shale and Three Forks Formations and approximately 475,000 gross acres (413,000 net acres) in the Windsor Block of Nova Scotia.

Contact:
Triangle Petroleum Corporation
Jonathan Samuels, Chief Financial Officer
303-260-7125
info@trianglepetroleum.com